                                  SCHEDULE 14A
                            REQUIRED BY RULE 14a-6(m)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        IMPERIAL HOLLY CORPORATION
                (Name of Registrant as Specified in Its Charter)


                        IMPERIAL HOLLY CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   [logo]

I.H. KEMPNER, III
CHAIRMAN

                                 June 16, 1994

Dear Fellow Shareholder:

    This year the Annual Meeting of Shareholders will be held on Friday, July 29, 1994 at 11:00 a.m. at the Sugar Creek Country Club, 420 Sugar Creek Boulevard, Sugar Land, Texas 77478. You are cordially invited to attend.

    At the meeting, we will elect five directors and act on the selection of auditors.

    Your Board of Directors joins me in urging you to attend to hear a report on the Company's progress during the past year and to meet with members of management. However, even if you plan to attend the meeting in person, I hope you will sign, date and return your proxy as soon as possible. Your vote is always important.

                                          Sincerely,

                                          I.H. KEMPNER, III
                                          I.H. Kempner, III


      ONE IMPERIAL SQUARE  *  P.O. BOX 9  *  SUGAR LAND, TEXAS 77487-0009

                           IMPERIAL HOLLY CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 29, 1994

To the Shareholders of Imperial Holly Corporation:

    The Annual Meeting of Shareholders of Imperial Holly Corporation (the 'Company') will be held at the Sugar Creek Country Club, 420 Sugar Creek Boulevard, Sugar Land, Texas 77478, on Friday, July 29, 1994, at 11:00 a.m., Central time, for the following purposes:

        (1) to elect five directors to serve for three-year terms until the 1997 Annual Meeting of Shareholders and until their successors are qualified;

        (2) to consider and act upon a proposal to ratify the appointment of the firm Deloitte & Touche, independent certified public accountants, as auditors of the Company for its fiscal year ending March 31, 1995; and

        (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on June 1, 1994 are entitled to notice of and to vote at the meeting.

    The By-Laws of the Company require that the holders of a majority of the outstanding shares of Common Stock entitled to vote be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Therefore, regardless of the number of shares you hold, it is important that your stock be represented at the meeting.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                          By Order of the Board of Directors
                                          WILLIAM F. SCHWER
                                          SECRETARY

Sugar Land, Texas
June 16, 1994

                           IMPERIAL HOLLY CORPORATION
                              ONE IMPERIAL SQUARE
                            SUGAR LAND, TEXAS 77478

                                PROXY STATEMENT

                      1994 ANNUAL MEETING OF SHAREHOLDERS

    The accompanying proxy is solicited on behalf of the Board of Directors of Imperial Holly Corporation (the 'Company') to be voted at the 1994 Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. In addition to the original solicitation by mail, certain regular employees of the Company may solicit proxies by telephone, by telegraph or in person. The Company has retained D. F. King & Co., Inc. on customary terms and at a fee estimated not to exceed $4,500, plus reasonable expenses, to assist in soliciting proxies. All expenses of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be borne by the Company. If you attend the meeting, you may vote in person if you wish, even though you have mailed in your proxy. This Proxy Statement and the accompanying proxy are being mailed to shareholders beginning on or about June 16, 1994.

    All duly executed proxies will be voted in accordance with the instructions thereon. However, shareholders who execute proxies retain the right to revoke them at any time before they are voted. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Company, unless the person granting such proxy votes in person.

    Unless otherwise indicated on the proxy, shares will be voted by the persons named on the accompanying proxy as follows:

        (a)  for the election of the five directors named below; and

        (b) for ratification of the selection of Deloitte & Touche as the Company's independent auditors.

    The majority of the outstanding shares of common stock, without par value, of the Company ('Common Stock') entitled to vote must be present in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Shares underlying a proxy marked 'Abstain' on a matter will be considered to be represented at the meeting for quorum purposes.

    Shares registered in the names of brokers or other 'street name' nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted, and will not be considered as voting for any purpose as to the matters with respect to which no vote is indicated (commonly referred to as 'broker non-votes').

    Directors are elected by a plurality of votes cast. The affirmative vote of the majority of the votes cast is required for adoption of the proposal referred to in (b). Abstentions and broker non-votes will have no effect on the outcome of the vote.

    The persons named in the accompanying proxy may act with discretionary authority should any nominee become unavailable for election, although management is unaware of any circumstances likely to render any of the nominees unavailable. Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others.

    At the close of business on June 1, 1994, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 10,256,814 shares of Common Stock, which is the only class of stock of the Company outstanding and entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held. Cumulative voting is not allowed.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes designated Class I, Class II and Class III, with staggered terms of office. The number of directors in each of the three classes is to be as nearly equal as possible. After the election of directors at the 1994 Annual Meeting, the terms of office of the Class III directors will extend until the Annual Meeting of Shareholders in 1997 (and until their successors are qualified). The terms of office of the Class I directors extend until the Annual Meeting of Shareholders in 1995 and the terms of office of the Class II directors extend until the Annual Meeting of Shareholders in 1996 (and, in each case, until their successors are qualified). At the 1994 Annual Meeting, it is proposed to elect A. M. Bartolo, Ann O. Hamilton, Harris L. Kempner, Jr., H. E. Lentz and Fayez Sarofim as directors in Class III. All of the nominees are currently serving as directors of the Company.

NOMINEES

    Set forth below is certain information concerning the five nominees for election as directors at the 1994 Annual Meeting, including the business experience of each during the past five years and the age of each nominee on June l, 1994.

    A. M. BARTOLO, a director since March 1970, joined the Company in March 1958 and served in various capacities until his retirement in May 1994. At the time of his retirement, Mr. Bartolo was Executive Vice President and Chief Operating Officer of the Company and President of the Imperial Sugar Company, a division of Imperial Holly Corporation ('Imperial Sugar Company'). Mr. Bartolo is age 65.

    ANN O. HAMILTON, a director of the Company since 1974, has been employed by the World Bank in Washington, D.C. since 1970. Mrs. Hamilton, age 56, has been Director -- Bangladesh, Bhutan & Nepal since 1993. She was Director of the Population & Human Resources Department from 1987 to 1992. Prior thereto, she served World Bank in other capacities including Chief of the Indonesia Division and Chief of the India Division.

    HARRIS L. KEMPNER, JR., a director of the Company since 1966, has been President of Kempner Capital Management, Inc., an investment advisory firm, since 1982 and a trustee of the H. Kempner Trust Association since 1967. He served as Chairman of the Board of United States National Bank from 1988 to 1993 when he became Chairman Emeritus. Mr. Kempner, age 54, is a director of Cullen/Frost Bankers, Inc., TNP Enterprises, Inc. and American Indemnity Financial Corporation.

    H. E. LENTZ has been a director of the Company since December 1993. Mr. Lentz, age 49, has been a Managing Director of Lehman Brothers, Inc., an investment banking firm, since March 1993. Prior thereto, Mr. Lentz served as Vice Chairman of Wasserstein Perella & Co. from 1988 to

February 1993 and as Managing Director of Shearson Lehman Hutton, Inc. from 1984 to 1988. Mr. Lentz serves as a director of the Rowan Companies, Inc.

    FAYEZ SAROFIM, a director of the Company since 1991, is President and Chairman of the Board of Fayez Sarofim & Co., an investment advisory firm he founded in 1958. Mr. Sarofim, age 65, is currently a director of Teledyne, Inc., Argonaut Group, Unitrin, Inc., MESA, Inc. and the IFINT Societe Anonyme.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' A. M. BARTOLO, ANN O. HAMILTON, HARRIS L. KEMPNER, JR., H. E. LENTZ AND FAYEZ SAROFIM AS DIRECTORS.

CONTINUING DIRECTORS

    Set forth below is certain information concerning the eight directors of the Company whose present terms of office will continue until 1995 or 1996, including the business experience of each during the past five years and the age of each director on June l, 1994.

Directors in Class I
(Terms Expiring at 1995 Annual Meeting of Shareholders)

    JOHN D. CURTIN, JR. has been a Director of the Company since June 1993. Mr. Curtin is Executive Vice President and a director of Cabot Corporation, a specialty chemicals and materials company and manufacturer of carbon black. Mr. Curtin served from 1989 to 1992 as Chief Financial Officer of Cabot Corporation and from 1974 to 1989 as President, Chief Executive Officer and Director of Curtin & Co., Inc., a private investment banking firm. Mr. Curtin, age 61, is a Director of American Oil and Gas Corporation and Augat, Inc.

    I. H. KEMPNER, III has been Chairman of the Board of Directors of the Company since 1971 and was first elected a director of the Company in 1967. He became Chairman of the Executive Committee in 1978. Mr. Kempner joined the Company in 1964 and served in various executive capacities prior to his election as Chairman of the Board in 1971. Mr. Kempner, age 61, is a director of the Houston Branch of the Federal Reserve Bank of Dallas.

    JAMES C. KEMPNER, a director since 1988, was appointed President and Chief Executive Officer of the Company in October 1993. Mr. Kempner is also the Chief Financial Officer, a position he has held since he joined the Company in 1988. Mr. Kempner, age 54, was elected President of Imperial Sugar Company upon Mr. Bartolo's retirement in May 1994. Mr. Kempner had previously served as Imperial Sugar Company's President. From 1988 to 1993, Mr. Kempner was an Executive Vice President and Chief Financial Officer of the Company. From 1977 to 1988, Mr. Kempner was employed by Pogo Producing Company, an oil and gas exploration and production company, where he served in various capacities, the most recent being Vice President -- Finance.

    DANIEL K. THORNE was elected a director of the Company in June 1988. For more than the past five years, Mr. Thorne has been the President of Star Lake Cattle Company and Star Lake Properties, Inc., which are engaged in cattle and timber operations, and the President of Eagle Island Citrus Corporation, a citrus production operation. Mr. Thorne, age 42, is also a director of Commerce Clearing House, Inc.

Directors in Class II
(Terms Expiring at 1996 Annual Meeting of Shareholders)

    EDWARD O. GAYLORD, who has been a director of the Company since 1978, has been the President and a director of Gaylord & Company, Inc., a venture capital business, since 1988. Since January 1993, he has been Chairman of EOTT Energy Corporation, an oil trading and transportation company. Mr. Gaylord was Chairman and Chief Executive Officer of Presto Industries, Inc., which is engaged in the manufacture of plastic packaging, from 1985 to 1988. Mr. Gaylord, age 62, is also a director of Seneca Foods Corporation and Stant Corporation.

    ROBERT C. HANNA, Vice Chairman of the Board of Directors since October 1993, has been a director of the Company since 1976. Mr. Hanna served as President of the Company from 1979 and Chief Executive Officer from 1980 until his retirement in October 1993. Mr. Hanna, age 65, joined the Company in 1955 and has served in various capacities throughout his career. Mr. Hanna is also a director of NorAm Energy Corp. (formerly Arkla, Inc.) and Chairman of the Board of Memorial Healthcare Systems, Inc.

    ROGER W. HILL has been an Executive Vice President and a director of the Company and President and Chief Executive Officer of Holly Sugar Corporation ('Holly Sugar') since 1988, when Holly Sugar was acquired as a wholly owned subsidiary of the Company. Mr. Hill, age 54, joined Holly Sugar in 1963 and served in various capacities throughout his career.

    ROBERT L. K. LYNCH has been a director of the Company since 1990 and has directed the purchase and restoration of historic buildings primarily in Galveston, Texas since 1975. Mr. Lynch, age 44, has been President of Galveston Management Company, a real estate development and management company, since 1987 and has been a member of the City Council of Galveston since 1990. In addition, Mr. Lynch is a director of the United States National Bank.

    Mr. I. H. Kempner, III and Mr. James C. Kempner are brothers and are first cousins of Mr. Harris L. Kempner, Jr. In addition, Mrs. Hamilton, Mr. Harris L. Kempner, Jr., Mr. I. H. Kempner, III, Mr. James C. Kempner, Mr. Lynch and
Mr. Thorne are each descendants of H. Kempner, a Galveston entrepreneur who died in 1894.

BOARD COMMITTEES AND MEETINGS

    The Company's Board of Directors has four standing committees: Executive, Audit, Executive Compensation and a recently formed Environmental Committee. Except for the Executive Committee, the committees are composed of members who are not officers or employees of the Company or its subsidiaries. The membership and principal responsibilities of those committees are described below. The Board has no standing nominating committee.

    At intervals between formal meetings, members of the Board and each committee are provided with information regarding the operations of the Company and are consulted on an informal basis with respect to pending business. Such consultation may lead to Board or committee action between meetings being taken by unanimous written consent.

    During the 1994 fiscal year, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board and its committees on which the director served. The Board met four times during the 1994 fiscal year.

EXECUTIVE COMMITTEE

Members:  I. H. Kempner, III (Chairman)
          Edward O. Gaylord
          Robert C. Hanna
          James C. Kempner

    The Executive Committee exercises the powers of the Board to manage the Company between meetings of the Board. During fiscal year 1994, the Executive Committee met once.

AUDIT COMMITTEE

Members:  Harris L. Kempner, Jr. (Chairman)
          Edward O. Gaylord
          Daniel K. Thorne

    The Audit Committee reviews with the Company's internal auditor and independent certified public accountants the scope and results of their audits, monitors the adequacy of the Company's system of internal controls and procedures, recommends to the board the selection of the independent certified public accountants and reviews the fees paid for services rendered by such accountants. During the 1994 fiscal year the Audit Committee met three times.

EXECUTIVE COMPENSATION COMMITTEE

Members:  Edward O. Gaylord (Chairman)
          John D. Curtin, Jr.
          Fayez Sarofim

    The Executive Compensation Committee establishes the salaries, bonuses and other compensation for the Company's directors, executive officers and certain other managerial and professional personnel. The Committee reviews and approves or in some cases recommends to the Board the Company's compensation plans. The Executive Compensation Committee also administers the granting of incentives to eligible employees under the Company's Stock Incentive Plan and administers the Company's incentive bonus plans. The Executive Compensation Committee met once during the 1994 fiscal year.

ENVIRONMENTAL COMMITTEE

Members:  Robert L. K. Lynch (Chairman)
          A. M. Bartolo

    The Environmental Committee was formed in April 1994 to oversee all aspects of the Company's environmental policy and compliance with the policy, including the adequacy of management's programs for implementing the environmental policy. The Committee reviews, reports on and makes recommendations to the Board regarding the policy.

DIRECTOR REMUNERATION

    Each director of the Company who is not an officer of the Company receives $18,000 per annum for serving as a director, plus $1,000 for each Board meeting attended. Additionally, each such director who serves on a committee receives $1,000 for each committee meeting attended if the meeting is not held on the same day as a Board meeting. Each director is also reimbursed by the Company for travel expenses incurred in connection with attendance at Board or committee meetings or other business of the Company.

    Under the Company's 1989 Nonemployee Director Stock Option Plan, each director of the Company who is not an employee of the Company is automatically granted an option on the later of (i) July 27, 1989 or (ii) the date the director becomes a director of the Company. Each option permits the optionee to purchase 1,500 shares of Common Stock at an exercise price per share equal to 50% of the fair market value of a share of Common Stock on the date the option is granted. Options granted under the Nonemployee Director Stock Option Plan are not exercisable until the optionee has completed three years of service as a director of the Company. In the event of a 'change in control' of the Company (as defined in the Nonemployee Director Stock Option Plan), any unvested portion of the options will immediately become exercisable in full.

    Options under the Nonemployee Director Stock Option Plan were granted during fiscal 1994 to Messrs. Curtin and Lentz. No options were exercised pursuant to the Plan during the fiscal year.

    The Imperial Holly Corporation Retirement Plan for Nonemployee Directors is a non-qualified retirement plan providing monthly retirement benefits to retired directors of the Company who never served as employees of the Company. The plan provides for payments, commencing at the later of age 65 or retirement, equal to the retainer received by the director at the date of the director's retirement for up to ten years after retirement (based on years of service) to a director who retires after completion of three years of service. Death benefits equal to 50% of the retirement benefit are paid to a surviving spouse.

EXECUTIVE COMPENSATION

    The following table and narrative sets forth the compensation of the two individuals who served as chief executive officer during the fiscal year ended March 31, 1994 along with the other four most highly compensated executive officers (together with the chief executive officers, the 'named officers') of the Company for services rendered in all capacities during fiscal 1992, 1993 and 1994. Mr. Hanna, formerly President and Chief Executive Officer, retired October 1, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                           ANNUAL COMPENSATION              COMPENSATION
                                                                                               AWARDS

                                                                                             SECURITIES
                                                                              OTHER          UNDERLYING
                                        FISCAL                               ANNUAL         OPTIONS/SARS        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR     SALARY     BONUS(1)    COMPENSATION(2)     (NUMBER)(3)     COMPENSATION(4)
James C. Kempner---------------------    1994    $ 313,008   $ 7,000        $  13,243           50,000           $     0
  President, Chief Executive             1993      275,000     2,500            6,702                0                 0
  Officer, Chief Financial               1992      275,000     5,000            9,877                0                 0
  Officer and President,
  Imperial Sugar Company(5)
I. H. Kempner, III-------------------    1994      305,277     7,000           23,016           50,000             3,812
  Chairman of the                        1993      315,000     5,000           15,002                0             3,812
  Board of Directors                     1992      315,000    10,000           18,145                0             3,812
A. M. Bartolo------------------------    1994      260,016         0           15,473                0             5,088
  Executive Vice President,              1993      250,000     1,000           13,391                0             5,088
  Chief Operating Officer                1992      250,000    54,069           15,452                0             5,088
  and President, Imperial
  Sugar Company(6)
Roger W. Hill------------------------    1994      270,432     7,000           49,081           10,000                 0
  Executive Vice President and           1993      260,016     2,500           14,689                0                 0
  President, Holly Sugar                 1992      260,016    15,526           19,395                0                 0
  Corporation
Harry J. Smith-----------------------    1994      166,680    25,000           53,408           25,000                 0
  Executive Vice President, Sales and
  Marketing(7)
Robert C. Hanna----------------------    1994      195,000         0          123,924                0             4,958
  President and Chief                    1993      375,000     2,500           31,500                0             4,958
  Executive Officer(8)                   1992      375,000     7,500           35,013                0             4,958

(1) Awards are non-performance based discretionary bonuses except that Mr.
    Bartolo's fiscal year 1992 award includes a payment of $51,569 under the performance-based Officer Incentive Plan. In connection with his employment, Mr. Smith received a negotiated bonus for fiscal 1994.

(2) Amounts are primarily payments under the Company's vacation policy and for taxes due on perquisites. Monetary service awards, which are earned on every fifth anniversary of employment, are also included when paid. Mr. Hill's fiscal year 1994 other annual compensation included a $6,565 automobile allowance and a $22,408 disability insurance policy premium. For Mr. Smith in fiscal 1994, the amount includes a special one-time payment of $41,391 to compensate him for loss incurred on the sale of his residence upon employment with the Company. In fiscal year 1994, $44,998 of Mr. Hanna's other annual compensation consisted of payments in lieu of accrued vacation.

(3) SARs are included with respect to 3,333 of Mr. Smith's options granted. No other options granted in fiscal year 1994 include SARs.

(4) Represents split dollar life insurance premiums. The Company has a collateral interest in each policy in an amount equal to approximately three times the annual premium.

(5) Mr. James C. Kempner became President and Chief Executive Officer on October
    1, 1993. Compensation shown above is for services rendered in all capacities.

(6) Mr. Bartolo retired May 1, 1994.

(7) Mr. Smith joined the Company June 1, 1993.

(8) Mr. Hanna retired October 1, 1993.

  STOCK OPTIONS

    The following table reflects information with respect to stock options granted by the Executive Compensation Committee to the named officers during fiscal 1994 as indicated in the Summary Compensation Table. All options listed in the table below have an exercise price equal to the fair market value per share of Common Stock on the date of grant. The options provide that the optionee may satisfy the exercise price with cash or shares of Common Stock owned by the optionee. Income tax withholding obligations may be satisfied by having the Company withhold shares of Common Stock issuable upon exercise.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                          NUMBER
                                            OF           PERCENT                                        POTENTIAL
                                        SECURITIES      OF TOTAL                                     REALIZABLE VALUE
                                        UNDERLYING    OPTIONS/SARS                                  AT ASSUMED ANNUAL
                                         OPTIONS/      GRANTED TO      EXERCISE                       RATES OF STOCK
                                           SARS         EMPLOYEES       OR BASE                     PRICE APPRECIATION
                                         GRANTED        IN FISCAL        PRICE      EXPIRATION      FOR OPTION TERM(4)
                NAME                     (NUMBER)         YEAR         ($/SHARE)       DATE         5%($)       10%($)
James C. Kempner---------------------      50,000(1)       24.3%       $  8.6875      12/15/03    $  273,176  $   692,282
I. H. Kempner, III-------------------      50,000(1)       24.3           8.6875      12/15/03       273,176      692,282
A. M. Bartolo------------------------          --            --               --            --            --           --
Roger W. Hill------------------------      10,000(2)        4.9           8.6875      12/15/03        54,635      138,456
Harry J. Smith-----------------------      15,000(2)        7.3           8.6875      12/15/03        81,953      207,685
                                           10,000(3)        4.9           14.000       7/01/03        88,045      223,124
Robert C. Hanna----------------------          --            --               --            --            --           --

(1) Incentive stock options vest in four equal annual increments of 11,500 shares beginning on December 15, 1994 and a final increment of 4,000 shares vesting on January 2, 1998.

(2) Non-qualified stock options vest in four equal annual increments beginning
    December 15, 1994.

(3) Non-qualified stock options vest in four equal annual increments beginning
    July 1, 1994. Includes tandem SARs with respect to one-third of the shares subject to the underlying option.

(4) These amounts represent certain assumed rates of appreciation only and are purely theoretical. Actual gains, if any, on stock option exercises are dependent on future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

    The following table reflects certain information with respect to stock options exercised during fiscal 1994 and unexercised options held at March 31, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                NUMBER OF                        VALUE OF
                                                                               UNEXERCISED                      UNEXERCISED
                                          SHARES                              OPTIONS/SARS                     IN-THE-MONEY
                                        ACQUIRED ON                         AT MARCH 31, 1994                 OPTIONS/SARS AT
                                         EXERCISE        VALUE                  (NUMBER)                     MARCH 31, 1994(4)
                NAME                     (NUMBER)     REALIZED(1)   EXERCISABLE(2)   UNEXERCISABLE(3)   EXERCISABLE   UNEXERCISABLE
James C. Kempner---------------------           0      $       0         33,975            53,000        $  76,313      $  40,625
I. H. Kempner, III-------------------      10,000         24,931         42,425            54,500           88,382         40,625
A. M. Bartolo------------------------       9,365         20,421          9,000             3,000                0              0
Roger W. Hill------------------------           0              0         33,975            13,000           76,313          8,125
Harry J. Smith-----------------------           0              0              0            25,000                0         12,188
Robert C. Hanna----------------------           0              0         16,500             5,500                0              0

(1) Value realized equals the fair market value of the Common Stock on the date exercised (average of the reported high and low market price of underlying
    Common Stock on date of exercise as reported by the American Stock Exchange) less the exercise price, times the number of shares acquired.

(2) Includes tandem SARs with respect to one-third of the shares subject to the underlying option.

(3) The following options include tandem SARs with respect to one-third of the shares subject to the underlying option: 3,000 for Mr. James C. Kempner;
    4,500 for Mr. I. H. Kempner, III; 3,000 for Mr. Bartolo; 3,000 for Mr. Hill,
    10,000 for Mr. Smith and 5,500 for Mr. Hanna.

(4) Calculated based upon the March 31, 1994 average of the high and low market price per share of $9.50 (as reported by the American Stock Exchange) less the exercise price per share, times the number of shares.

  RETIREMENT PLAN

    The Imperial Holly Corporation Retirement Plan (the 'Retirement Plan') is a tax qualified defined benefit plan covering salaried (non-union) employees of the Company and its subsidiaries generally, including executive officers. The Company has also adopted a Benefit Restoration Plan for certain participants (including each of the named officers) to supplement the benefits payable under the Retirement Plan to the extent the limitations on qualified plan benefits mandated by the Internal Revenue Code of 1986, as amended (the 'Code'), reduce retirement benefits that would otherwise be payable under the Retirement Plan.

    Benefits under the Retirement Plan equal the sum of benefits with respect to service prior to a cutoff-date (Category I Service) and service after such cutoff-date (Category II service). The cutoff-date is December 31, 1988 or, with respect to service with Holly Sugar, December 31, 1974. The following tables set forth estimated annual benefits (before giving effect to Code limits) payable for eligible employees who retire at age 65 (normal retirement age) under the Retirement Plan for Category I service and Category II service.

                          TOTAL ANNUAL BENEFIT AMOUNT
                               CATEGORY I SERVICE

                FINAL                                                  YEARS OF SERVICE
               AVERAGE                     5         10          15          20          25          30          35
240,000------------------------------     14,541     29,082      43,623      58,164      72,705      87,246     101,787
300,000------------------------------     18,291     36,582      54,873      73,164      91,455     109,746     128,037
350,000------------------------------     21,416     42,832      64,248      85,664     107,080     128,496     149,912
400,000------------------------------     24,541     49,082      73,623      98,164     122,705     147,246     171,787
450,000------------------------------     27,666     55,332      82,998     110,664     138,330     165,996     193,662
500,000------------------------------     30,791     61,582      92,373     123,164     153,955     184,746     215,537
550,000------------------------------     33,916     67,832     101,748     135,664     169,580     203,496     237,412

                          TOTAL ANNUAL BENEFIT AMOUNT
                              CATEGORY II SERVICE

                FINAL                                                  YEARS OF SERVICE
               AVERAGE                     5         10          15          20          25          30          35
240,000------------------------------     16,341     32,682      49,023      65,364      81,705      98,046     114,387
300,000------------------------------     20,541     41,082      61,623      82,164     102,705     123,246     143,787
350,000------------------------------     24,041     48,082      72,123      96,164     120,205     144,246     168,287
400,000------------------------------     27,541     55,082      82,623     110,164     137,705     165,246     192,787
450,000------------------------------     31,041     62,082      93,123     124,164     155,205     186,246     217,287
500,000------------------------------     34,541     69,082     103,623     138,164     172,705     207,246     241,787
550,000------------------------------     38,041     76,082     114,123     152,164     190,205     228,246     266,287

    Compensation under the Retirement Plan is defined as taxable earnings, including salary, bonus and other annual compensation reported in the Summary Compensation Table above, as well as the taxable income realized on exercise of stock options and the value for federal income tax purposes of certain employee benefits and other perquisites. Such compensation during fiscal 1994 for the named officers was approximately as follows: Mr. James C. Kempner, $368,700; Mr.
I. H. Kempner, III, $407,200; Mr. Bartolo, $304,600; Mr. Hill, $306,300; Mr.
Smith $280,800 and Mr. Hanna, $324,900. Annual benefits provided under the Retirement Plan are in addition to social security benefits for employees and are integrated with amounts payable pursuant to annuities distributed to participants in connection with benefits accrued as of the spinoff/terminations of predecessors of the Retirement Plan. Benefits are defined in terms of a five-year certain and life annuity; several other payment options are available to employees. For purposes of the Retirement Plan, the years of Category I and Category II service, respectively, as of March 31, 1994 for the named officers are as follows: Mr. James C. Kempner (1/5); Mr. I. H. Kempner, III (25/5); Mr. Bartolo, (31/5) and Mr. Hill (12/19). Mr. Smith will become a plan participant on July 1, 1994. As of March 31, 1994, Mr. Smith had no

Category I Service and ten months of Category II service. Mr. Hanna's years of service were fixed (at 34/5) upon his retirement. The amounts shown above do not include benefits based on employee contributions that were permitted in prior years. The Retirement Plan does not currently allow employee contributions.

    Benefits payable under the Retirement Plan are limited by various provisions of the Code that restrict the amount of compensation that may be taken into account to calculate benefits under qualified plans and other limits on the maximum benefit payable from qualified plans. To the extent the pension calculated pursuant to the tables above would exceed the maximum amount permitted by the Code, the difference would be payable from the Benefit Restoration Plan as a discounted lump sum upon the participant's retirement.

    In connection with his planned retirement in May 1994, the Company paid Mr. Bartolo $607,070 in December 1993 under the Benefit Restoration Plan. A final payment of approximately $55,000 will be made to Mr. Bartolo in June 1994. Mr. Hanna received a final payment in October 1993 of $206,208 under the Benefit Restoration Plan.

  SALARY CONTINUATION PLAN

    The Company has agreed to provide lump sum supplemental retirement and death benefits to participants (currently eight executive officers, including each of the named officers other than Mr. Bartolo and Mr. Hanna) in the Salary Continuation Plan. The plan also provides for monthly salary continuation payments in the event of disability (as defined). If a participant's employment is terminated prior to retirement for any reason other than death, disability or cause (as defined), the participant will be entitled to receive, upon his attainment of age 55 if his termination is prior thereto, the actuarial equivalent (as defined) of the payment he would have received had he retired at age 65 (in certain cases, reduced according to a vesting schedule specified in the applicable agreement). No amounts will be due under the plan to a participant who is terminated for cause. The estimated amounts payable upon retirement at or after age 62 for each of the named officers are as follows:
$2,300,742 for Mr. James C. Kempner; $994,390 for Mr. I. H. Kempner, III; $790,372 for Mr. Hill and $935,420 for Mr. Smith. In December 1993, Mr. Bartolo was paid $843,859 representing the amount that would have been due upon his retirement in May 1994 of $853,747, discounted to date of payment at 3.5% per annum. All payments due Mr. Hanna under the Salary Continuation Plan were paid during the 1993 fiscal year.

  EMPLOYMENT AGREEMENTS AND RELATED ARRANGEMENTS

    The Company has Employment Agreements and Severance Pay Agreements (the 'Agreements') with ten of its executive officers (including each of the named officers except Mr. Bartolo and Mr. Hanna). The Employment Agreements expire as follows: July 1998 for Mr. James C. Kempner; September 1997 for Mr. I. H. Kempner, III; July 1998 for Mr. Hill and October 1997 for Mr. Smith. The Employment Agreements provide that the Company will employ the executive at an annual base salary not less than an amount specified in the Employment Agreement. If terminated by the Company for any reason other than a 'Non-Salary Event' (cause (as defined), death or total and permanent disability (as defined)), the executive will be entitled to receive as liquidated damages the present value of the greater of his minimum base salary provided for in the Agreement, or the salary then being paid to him, for the remaining term of employment as if there had been no termination. If the named officer had been terminated as of March 31, 1994, payments under the Employment Agreements would have been: $1,291,888 for Mr. James C. Kempner, $1,075,466 for Mr. I. H.

Kempner, III, $1,027,528 for Mr. Hill and $642,909 for Mr. Smith. The Severance Pay Agreements provide that in the event of the executive officer's death or involuntary termination of employment (as defined) prior to his attaining age 65 but after a change in control of the Company (as defined), the executive officer or his beneficiary shall be entitled to receive a payment equal to the greater of (i) the product of one-fourth of the executive officer's average monthly salary over the preceding twelve months multiplied by the number of full years of service with the Company and its affiliates, or (ii) the total of the annual bonuses received during the 36 months preceding his death or involuntary termination of employment. If a change of control had occurred and if the service of the named officers had been terminated as of March 31, 1994 under the conditions described above, the amounts due under the Severance Pay Agreements would have been $122,800 for Mr. James C. Kempner; $198,055 for Mr. I. H. Kempner, III; $174,654 for Mr. Hill and $0 for Mr. Smith.

    The Benefit Restoration Plan and the Salary Continuation Plan provide for full vesting of benefits in the event of a change in control of the Company (as defined). Payments may become due under the Severance Pay Agreements only after a change in control. Such plans and agreements provide that the aggregate present value of all 'parachute payments' (within the meaning of Section 280G of the Code) shall not exceed one dollar less than three times the executive's 'base amount' (within the meaning of Section 280G).

    The Company has established an Executive Benefits Trust which may be used to fund its obligations under certain otherwise unfunded benefit, retirement and deferred compensation plans providing benefits to executive officers of the Company in the event of a change in control.

    THE REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION AND THE SHAREHOLDER RETURN PERFORMANCE GRAPH WHICH FOLLOW SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING MADE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOTWITHSTANDING ANY GENERAL STATEMENT CONTAINED IN ANY SUCH FILING INCORPORATING THIS PROXY STATEMENT BY REFERENCE, EXCEPT TO THE EXTENT THE COMPANY INCORPORATES SUCH REPORT AND GRAPH BY SPECIFIC REFERENCE.

  SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Food Index for the last five fiscal years ending March 31. The graph assumes that the value of the investment in the Common Stock and each index was $1.00 at March 31, 1989 and that all dividends were reinvested on a quarterly basis.

                            STOCK PRICE PERFORMANCE

             IHK             S&P 500         S&P FOOD

1989........ $1              $1              $1
1990........  1.768           1.153           1.194
1991........  1.103           1.273           1.598
1992........  0.995           1.369           1.71
1993........  1.056           1.532           1.829
1994........  0.768           1.519           1.646

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  EXECUTIVE COMPENSATION PROGRAM

    The Executive Compensation Committee, composed entirely of outside directors, is responsible for establishing the salaries, bonuses and other compensation for the Company's directors, executive officers and certain other managerial and professional personnel. The Committee reviews and approves or in some cases recommends to the Board the Company's compensation plans. The Executive Compensation Committee also administers the Company's Stock Incentive Plan as well as the Company's other incentive plans.

  COMPENSATION POLICIES AND PROGRAMS

    The Executive Compensation Committee believes that the overall objective of the executive compensation program should be to encourage enhancement of shareholder value, and that this is best accomplished by tying the financial interests of the Company's executives closely to the interests of the Company's shareholders. The Executive Compensation Committee believes that the Company's executive compensation program should (1) motivate executives toward effective long-term management of the Company's assets through stock programs which focus executives' attention on increasing shareholder value as measured by stock price; (2) reward effective, efficient ongoing management of Company operations through annual incentives which are tied to Company, departmental and individual performance; and (3) provide the ability to attract and retain executives through competitive salary levels.

    The Company's executive compensation program includes base salary, annual incentive bonuses and stock options, each of which is tied to performance.

    Base Salary: Base salaries for executive officers are set near the median levels determined by the Executive Compensation Committee to be sufficient to attract and retain qualified executive officers. This determination is based upon a survey of nine peer food product and ingredient companies conducted by an independent compensation consultant retained by the Company. Base salary increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the corporation as a whole. In establishing base salaries, the Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. Based upon the Company's performance in fiscal 1994, no increases in base salary were awarded to executive officers (other than for promotions).

    Annual Incentive Bonuses: The Executive Compensation Committee believes that a significant proportion of an executive's total cash compensation should be subject to the attainment of Company earnings criteria based upon a specific return on total capitalization. The Committee determines performance objectives (based on financial, operational, departmental and individual performance) annually and no payment will be made unless the minimum performance threshold established by the Committee is surpassed. In 1994, the Company's targeted objectives were not achieved and no incentive bonus awards were made.

    Stock Options: The Executive Compensation Committee believes that equity participation is a key component of the Company's executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and market compensation practices. Option grants are designed to retain executive officers and motivate them to enhance shareholder value. The purpose of option grants is to align the financial interests of executive officers with those of shareholders, particularly over the long term. To accomplish this objective, all options have been granted with an exercise price equal to the fair market value at the time of grant. Thus, option holders only realize value to the same extent that all shareholders realize value since the benefit cannot be obtained unless an appreciation in the common stock price occurs over the life of the options. The size of stock grants is based primarily on competitive practice. In fiscal 1994, 158,000 options were granted to executive officers.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer's compensation package consists of salary, annual cash bonus (if qualified pursuant to the Company's incentive plans) and stock option awards. Mr. James C. Kempner's current base salary of $340,000 is below the median for peer companies based upon the aforementioned salary survey. Because the Company's earnings performance objectives were not met, Mr. James C. Kempner did not qualify for, nor receive, a cash bonus under the Company's incentive plans. A total of 50,000 incentive stock options were granted to Mr. James C. Kempner in fiscal year 1994. The option grant was below the national average annual stock option grant awarded chief executive officers based on the survey and was set near the minimum amount recommended by the Company's independent compensation consultant.

    Section 162(m) of the Code does not allow the deduction of certain compensation to any covered employee in excess of $1 million per year, unless the compensation meets certain standards for performance based compensation. The Committee believes that the Company's stock options currently qualify as performance based compensation. The Committee does not anticipate that any executive officer will receive other compensation in excess of the limit during 1995. Therefore, the Committee did not take any action concerning the limit during 1994. The Committee will continue to monitor this situation and will take appropriate action if warranted in the future.

                                          THE EXECUTIVE COMPENSATION COMMITTEE
                                            Edward O. Gaylord, Chairman
                                            John D. Curtin, Jr.
                                            Fayez Sarofim

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Gaylord is Chairman of the Executive Compensation Committee. In 1989, the Company became one of the limited partners of ChartCo Terminal, L.P. ('ChartCo') upon the formation thereof and made a capital contribution of $1,000,000 to ChartCo. A company owned by Mr. Gaylord is the general partner of ChartCo, which owns an interest in a fuel oil terminal in Houston, Texas. The percentage interests of the partners in ChartCo are in proportion to their respective capital contributions.

    Fayez Sarofim & Co. acts as an investment advisor to the Company, the Retirement Plan and other employee benefit plans maintained by the Company. During fiscal 1994, Fayez Sarofim & Co. received approximately $209,000 for such services. Fayez Sarofim, a director and owner of more than 5% of the Common Stock, is Chairman of the Board, President and owner of a majority of the outstanding capital stock of Fayez Sarofim & Co.

SECURITY OWNERSHIP

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information with respect to persons known by the Company to be beneficial owners of 5% or more of the Common Stock based upon reports filed by such persons with the Securities and Exchange Commission. Unless otherwise indicated, these persons have sole voting and investment power over the shares of Common Stock listed below.

                                         BENEFICIAL OWNERSHIP
                                            OF COMMON STOCK
                                        NUMBER OF     PERCENTAGE
                NAME                      SHARES       OF CLASS

Daniel K. Thorne(1) -----------------       719,866     7.0%
  P. O. Box 308
  Georges Mills, New Hampshire 03751
Fayez Sarofim(2) --------------------       676,500     6.6%
  Two Houston Center, Suite 2907
  Houston, Texas 77010
Harris K. Weston(3)(4)(5) -----------     1,398,950    13.6%
  Dinsmore & Shohl
  1900 Chemed Center
  255 East 5th Street
  Cincinnati, Ohio 45202
United States National Bank(6) ------     1,881,374    18.3%
  P. O. Box 179
  Galveston, Texas 77553

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to the ownership of Common Stock as of June 1, 1994 of each director of the Company, each of the named officers and all directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares of Common Stock listed below.

                                          BENEFICIAL OWNERSHIP
                                             OF COMMON STOCK
                                          NUMBER      PERCENTAGE
                NAME                    OF SHARES     OF CLASS

A. M. Bartolo(2)---------------------      54,933          *
John D. Curtin, Jr-------------------       2,000          *
Edward O. Gaylord--------------------      24,000          *
Ann O. Hamilton(4)-------------------     307,593        3.0%
Robert C. Hanna(2)-------------------      96,136          *
Roger W. Hill(2)---------------------      43,506          *
Harris L. Kempner, Jr.(3)(7)---------     376,983        3.7%
I. H. Kempner, III(2)(3)(8)----------     463,883        4.5%
James C. Kempner(2)(3)(9)------------     390,916        3.8%
H. E. Lentz--------------------------      13,000          *
Robert L. K. Lynch(2)(4)(10)---------     411,162        4.0%
Fayez Sarofim(2)---------------------     676,500        6.6%
Harry J. Smith(2)--------------------           0          *
Daniel K. Thorne(1)------------------     719,866        7.0%
All directors and executive officers
  as a group (25 persons)(2)---------   3,052,816       29.8%

                                                   (FOOTNOTES ON FOLLOWING PAGE)

  * Percentage of shares of Common Stock beneficially owned does not exceed 1% of the class.

 (1) Includes 327,142 shares of Common Stock owned by a testamentary trust as to which Mr. Thorne is the sole beneficiary and a co-trustee. Also includes 169,447 shares owned by the Alan Pryce-Jones Trust, as to which Mr. Thorne is a co-trustee and 875 shares owned by his wife to which Mr. Thorne disclaims beneficial ownership.

 (2) Includes shares subject to stock options exercisable within 60 days as follows: Mr. Sarofim, 1,500 shares; Mr. Bartolo, 9,000 shares; Mr. Hanna, 16,500 shares; Mr. Hill, 33,975 shares; Mr. I. H. Kempner, III, 42,425 shares; Mr. James C. Kempner, 33,975 shares; Mr. Lynch, 1,500 shares; Mr. Smith, 2,500 shares and all directors and executive officers as a group, 197,984 shares.

 (3) Includes 249,563 shares of Common Stock owned by the H. Kempner Trust Association, over which I. H. Kempner, III, James C. Kempner, Harris L. Kempner, Jr. and Harris K. Weston share voting power and investment power as co-trustees with one other co-trustee.

 (4) Includes 134,187 shares of Common Stock owned by the Harris and Eliza Kempner Fund, a charitable foundation, as to which Ms. Hamilton and Messrs. Lynch and Weston share voting power and investment power as co-trustees along with other trustees.

 (5) Includes 2,700 shares of Common Stock held by Mr. Weston's wife and 46,800 shares of Common Stock held by Mr. Weston's daughters. Mr. Weston disclaims beneficial ownership as to such shares owned by his wife and daughters. Also includes 106,200 shares of Common Stock owned by Mr. Weston as trustee for three trusts for the benefit of Mr. Weston's daughters and 396,000 shares of Common Stock owned by Mr. Weston as trustee of three charitable annuity lead trusts, as to all of which shares Mr. Weston disclaims beneficial ownership.

 (6) Consists of 1,881,374 shares of Common Stock which United States National Bank holds as trustee of various trusts for descendants of H. Kempner, including the 188,891 shares listed in Note 10 but not including any shares that are held in nominee form for others. United States National Bank has sole voting power over 1,880,924 shares. The information given is based on a Statement on Form 4 filed by the shareholder with the Securities and Exchange Commission and other information furnished by the shareholder.

 (7) Includes 4,608 shares of Common Stock held by Mr. Kempner's spouse and 11,104 shares held by his children, all of which he shares voting and investment power. Mr. Kempner disclaims beneficial ownership as to such shares.

 (8) Includes 4,443 shares of Common Stock held by Mr. Kempner's wife, as to which Mr. Kempner disclaims beneficial ownership. Also includes 9,836 shares of Common Stock held by two of his daughters who share his residence, as to which Mr. Kempner disclaims beneficial ownership.

 (9) Includes 6,750 shares of Common Stock owned by a trust of which Mr. Kempner is a beneficiary.

(10) Includes 188,891 shares of Common Stock owned by a testamentary trust as to which Mr. Lynch is the income beneficiary and has a power of appointment. Mr. Lynch does not have voting or investment power with respect to such shares. Also includes 45,367 shares of Common Stock held by a revocable trust for the benefit of Mr. Lynch's sister to which Mr. Lynch is co-trustee and shares voting and investment power with two other co-trustees. Mr. Lynch disclaims beneficial ownership over the shares held in trust for his sister.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

    Based on a review of Forms 3 and 4 and amendments thereto filed during fiscal 1994 and Forms 5 and amendments thereto, or written representations that no Form 5s were required, the Company believes that during fiscal 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, with the exceptions described below. The Alan Pryce-Jones Trust, a family trust, filed its Form 3 relating to Daniel K. Thorne's selection as trustee after it was due. In addition, Mr. Thorne filed a Form 4 relating to his appointment as trustee after the date such form was due.

OTHER INFORMATION

    In 1991, the Company entered into an interest rate swap with Lehman Brothers, Inc. which continues until October 1996. Mr. Lentz, who was elected a director of the Company in December 1993, became a Managing Director of Lehman Brothers, Inc. in March 1993.

               PROPOSAL 2:  RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has approved and recommended the appointment of Deloitte & Touche, independent certified public accountants, as auditors to examine the Company's financial statements for the year ending March 31, 1995. Deloitte & Touche has served as auditors for the Company for over 25 years. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors.

    A representative of Deloitte & Touche is expected to attend the 1994 Annual Meeting and be available to respond to appropriate questions raised during the meeting by shareholders. Such representative will also have an opportunity to make a statement during the meeting if he so desires.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1995.

                                 OTHER MATTERS

    Copies of the Company's Annual Report to Shareholders and the Company's Annual Report on Form 10-K, including financial statements for the fiscal year ended March 31, 1994, accompany this Proxy Statement but are not a part of the proxy soliciting material.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the Company's 1995 Annual Meeting of Shareholders, and otherwise eligible, must be received by the Company (at the address indicated on the first page of this Proxy Statement) no later than February 16, 1995 to be eligible for inclusion in the Company's proxy material relating to that meeting.

  REGARDLESS OF THE NUMBER OF SHARES OWNED, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By Order of the Board of Directors
                                          WILLIAM F. SCHWER
                                          SECRETARY

                           IMPERIAL HOLLY CORPORATION

                      1994 ANNUAL MEETING OF SHAREHOLDERS
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints I. H. Kempner, III, James C. Kempner and Roy E. Henderson, and each of them, with full power of substitution, the attorneys and proxies of the undersigned to vote all of the shares of Common Stock, without par value, of Imperial Holly Corporation (the 'Company') that the undersigned would be entitled to vote, with all powers that the undersigned would possess if personally present, at the 1994 Annual Meeting of Shareholders of Imperial Holly Corporation to be held on July 29, 1994 and at any adjournment or postponement thereof, on the matters as designated herein and, in their discretion, on such other matters as may properly come before the meeting or adjournments thereof, all as set forth in the accompanying Proxy Statement.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED ON THE REVERSE AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE AS AUDITORS OF THE COMPANY. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting, or at any adjournment or postponement, may exercise the powers conferred by this Proxy. Receipt of the Notice of Meeting and Proxy Statement is hereby acknowledged. This Proxy revokes all prior proxies given by the undersigned.

         (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)

1. Election of Directors        FOR /  /     WITHHOLD /  /     EXCEPTIONS /  /

To vote your shares for all Director nominees, mark the 'For' box on Item 1. To withhold voting for all nominees, mark the 'Withhold' box. If you do not wish your shares voted 'for' a particular nominee, mark the 'Exceptions' box and enter the name(s) of the exception(s) in the space provided.

A. M. Bartolo, Ann O. Hamilton, Harris L. Kempner, Jr., H. E. Lentz and Fayez Sarofim.

2. Proposal to ratify the appointment of Deloitte & Touche as auditors of the
   Company.                     FOR /  /       AGAINST /  /      ABSTAIN /  /

Change of Address and/or comments mark here.  /  /

PROXY DEPARTMENT
NEW YORK, NY 10203-0513

IMPORTANT:
Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian, or corporate officer, please give full title.
Date:                                                                     , 1994

                                 (Signature(s))

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.